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                                                                    EXHIBIT 10.8

Genstar Capital LLC


                                                      Genstar Capital LLC
                                                      Metro Tower, Suite 1170
                                                      950 Tower Lane
                                                      Foster City, CA 94404

                                                      January 24, 1999


PERSONAL AND CONFIDENTIAL
-------------------------

Panolam Industries International, Inc.
20 Progress Drive
Shelton, CT 06484
Attn: Robert J. Muller, Jr., President and Chief Executive Officer

                Re:  Pioneer

Dear Robert:

The purpose of this letter is to confirm and memorialize the arrangement under which Genstar Capital LLC ("Genstar") has been engaged by Panolam Industries International, Inc. ("Panolam") in connection with the acquisition of Pioneer Plastics Corporation ("Pioneer"). The acquisition of Pioneer and the financing of the acquisition is referred to herein as the "Transaction."

As you know, our engagement commenced with the decision to approach Pioneer in April of 1998. In connection with our engagement we have and will continue to provide Panolam with financial advice and assistance in connection with the Transaction, including advice and assistance with respect to defining objectives, performing valuation analyses, and structuring, planning and negotiating the Transaction. In particular, we have negotiated the terms and conditions of the acquisition and structured, negotiated and arranged $280 million of external financing for the acquisition ($135 million of senior subordinated debt, $140 million of senior secured bank debt and $5 million of equity)(the "Financing").

In the event the Transaction is consummated, Genstar will be paid a "Transaction Fee." In light of the aggregate value of the Transaction (including contingent payments) and the financing arranged, our Transaction Fee would typically be between 1.3% and 1.4% of the aggregate value. For the Transaction, we have agreed on a Transaction Fee of $4,025,000. The Transaction Fee will be fully earned on the date of closing of the Transaction.

To accommodate cash flow concerns raised by some of the financing sources, you and we have agreed that a portion of the Transaction Fee will be deferred and payable over time. The Transaction Fee will be payable as follows:

        (i)     $2,000,000 upon closing of the Transaction; and

        (ii) $2,025,000 payable in twelve quarterly installments of $168,750 (the "Deferred Fee"), commencing March 31, 1999 and at the end of each June, September, December and March thereafter, which amounts shall be prorated for the periods


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          from February 18, 1999 to March 31, 1999 and January 1, 2002 to
          February 18, 2002.

The Deferred Fee shall be subordinate in right of payment to the senior subordinated debt and senior secured bank debt incurred in the Financing.

If an agreed upon Transaction with Pioneer is not thereafter consummated and Panolam receives compensation pursuant to termination provisions (a "Breakup Fee") contained in a definitive agreement related to a business combination with Pioneer, then in lieu of a Transaction Fee, we will charge a "Termination Fee." The Termination Fee shall be equal to 50% of the Breakup Fee.

Any advice or opinions provided by Genstar may not be disclosed or referred to publicly except in accordance with our prior written consent.

In addition to our fee for professional services, we will separately bill our expenses as incurred. Generally, these expenses include travel costs, document product and other expenses of this type.

Genstar will act under this letter agreement as an independent contractor with duties to Panolam. Because we will be acting on your behalf in this capacity, it is our practice to receive indemnification. A copy of our standard indemnity form is attached to this letter.

Our services hereunder may be terminated with or without cause by you or us at any time and without liability or continuing obligation to you or us (except for any compensation earned and expenses incurred by us to date of termination and except, in the case of termination by you, for our right pursuant to this letter for any transactions effected within one year of such termination) and provided that the indemnity provisions will remain operative regardless of any such termination.

Genstar and Panolam (on its own behalf and, to the extent permitted by law, on behalf of its shareholders) each waives any rights to trial by jury in any action, claim, suit or proceeding with respect to Genstar's engagement as financial advisor or its role in connection herewith.

If the terms of our engagement as set forth in this letter are satisfactory, kindly sign the enclosed copy of this letter and indemnification form and return them to us.

                                        Very truly yours,

                                        Genstar Capital LLC


                                        By:
                                             ---------------------------
                                             Managing Director


                                        By:
                                             ---------------------------
                                             Managing Director

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Accepted:

Panolam Industries International, Inc.

By:
       -----------------------------------
       Robert J. Muller, Jr.
       President and Chief Executive Officer

Date:  January 24, 1999


Enclosure

                                                                          3 of 5
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Genstar Capital LLC
Metro Tower, Suite 1170
950 Tower Lane
Foster City, CA 94404

This letter will confirm that we have engaged Genstar Capital LLC to advise and assist us in connection with the matters referred to in our letter agreement dated January 24, 1999 (the "Engagement Letter"). In consideration of your agreement to act on our behalf in connection with such matters, we agree to indemnify and hold harmless you and your affiliates and your and their respective officers, directors, employees and agents and each other person, if any, controlling you or any of your affiliates (you and each such person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the "Engagement") under the Engagement Letter, and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. We also agree that no Indemnified Person shall have any liability (whether direct or indirect in contract or tort or otherwise) to us or in connection with the Engagement except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from bad faith or gross negligence of such Indemnified Person.

We will not, without your prior written consent, settle, compromise, consent to the entry of judgement in or otherwise seek to terminate any action, claims, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without our prior written consent, settle, compromise, consent to the entry of judgement in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

If the indemnification provided for in the first paragraph of this agreement is judicially determined to be unavailable (other than in accordance with the terms hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, than, in lieu of indemnifying such Indemnified Person hereunder, we shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and us, on the other hand, of the Engagement or (ii) if the allocation provided by cause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of you and us, as

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well as any other relevant equitable considerations; provided, however, in no
                                                     --------  -------
event shall your aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by you for the specific transaction in question under the Engagement Letter. For the purpose of this agreement, the relative benefits to us and you of the Engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by us or our stockholders, as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the fees paid or to be paid to you under the Engagement Letter.

The provisions of this agreement shall apply to the Engagement and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of your services under the Engagement Letter.

This agreement and the Engagement Letter shall be governed by and constructed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

                                  Very truly yours,
                                  Panolam Industries International, Inc.

                                  By:
                                      -------------------------------------
                                      Robert J. Muller, Jr.
                                      President and Chief Financial Officer

Accepted:
      Genstar Capital LLC

      By:
          -----------------------------
          Managing Director


      By:
          ------------------------------
          Managing Director

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